UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Equus Total Return, Inc.

(Name of Registrant as Specified in its Charter)
J. Philip Ferguson
Lance T. Funston
John D. White
Charles R. Ofner
Dr. Francis D. Tuggle
John P. Wade
Dr. Charles M. Boyd
Jonathan H. Godshall
Paula T. Douglass
Sam P. Douglass
Douglass Trust IV - FBO S. Preston Douglass, Jr.
Douglass Trust IV - FBO Brooke Douglass
Tiel Trust FBO Sam P. Douglass
Tiel Trust FBO Paula T. Douglass

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NEWS RELEASE
FOR RELEASE AT 8:00 A.M. ON
MONDAY, APRIL 26, 2010
Contact:
Mark Harnett or
Bob Marese
MacKenzie Partners, Inc.
(212) 929-5500
THE COMMITTEE TO ENHANCE EQUUS MAILS LETTER TO
STOCKHOLDERS NOTING FIVE YEAR 65% DECLINE IN STOCKHOLDER
VALUE
COMMITTEE URGES SUPPORT FOR ITS HIGHLY QUALIFIED NOMINEES
COMMITTED TO EFFECT CHANGE AND INCREASE STOCKHOLDER
VALUE
VOTE THE GOLD PROXY CARD
HOUSTON, APRIL 26, 2010 — The Committee to Enhance Equus, owning 11.4% of the outstanding shares of Equus Total Return, Inc. (NYSE:EQS), announced that it has mailed a letter to stockholders in connection with the Company’s May 12, 2010 Annual Meeting. Stockholders can view the letter in its entirety at www.ourmaterials.com/enhanceequus.
The Committee shares our fellow stockholders’ disappointment over the unacceptable 65% drop in share price from June 30, 2005 to March 26, 2010 (the last trading day before members of The Committee announced their intention to launch a proxy contest). The Committee also notes the current five-member majority of the Board, which includes Kenneth I. Denos, are attempting to further entrench themselves by packing the Board with four new nominees (who do not personally own any Equus shares) without properly investigating their backgrounds. These four nominees, who “represent” a single stockholder, were introduced to Equus by MCC Global N.V. and nominated by Mr. Denos and the majority. The Committee believes that it would be imprudent and unfair to all other stockholders to have the interests of one stockholder, who owns less than 10% of the outstanding shares, to be grossly overrepresented on the Board, with its “representatives” seeking to occupy more than 40% of the seats on your Board.

The Committee stated, “The current majority, or the ‘Holdover 5,’ have chosen to use distorted arguments in an attempt to deflect focus from the suffering that stockholders have endured over the past 5 years. We will not allow them to run away from their record of destroying stockholder value. We urge stockholders to send a clear message that this election is about who is best at creating value and returning Equus to its past successful 25-year investment philosophy.”
Stockholders are urged to read The Committee’s letter and proxy statement in their entirety and to vote their shares today on the GOLD proxy card. The Committee’s materials may be viewed at www.ourmaterials.com/enhanceequus.
THE COMMITTEE TO ENHANCE EQUUS HAS FILED A DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE SOLICITATION OF PROXIES FOR USE AT EQUUS TOTAL RETURN, INC.’S ANNUAL MEETING, INCLUDING INFORMATION RELATING TO THE COMMITTEE, OUR NOMINEES AND THE PARTICIPANTS IN THIS SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE TO EQUUS STOCKHOLDERS FROM THE PARTICIPANTS AT NO CHARGE AT WWW.OURMATERIALS.COM/ENHANCEEQUUS AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 15, 2010.
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